Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                _______________
                                   FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                        THE SECURITIES ACT OF 1933
                              _______________
                      TELCO COMMUNICATIONS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                  VIRGINIA
         (State or other jurisdiction of incorporation or organization)

                                  54-1674283
                    (I.R.S. Employer Identification No.)

        4219 LAFAYETTE CENTER DRIVE
        CHANTILLY, VIRGINIA 20151                      20151
        (Address of principal executive offices)       (Zip Code)

                AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                           (Full title of the plan)

                              DONALD A. BURNS
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     TELCO COMMUNICATIONS GROUP, INC.
                       4219 LAFAYETTE CENTER DRIVE
                        CHANTILLY, VIRGINIA 20151

                  (Name and address of agent for service)

                              (703) 631-5600
          (Telephone number, including area code, of agent for service)

    THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                          MORRIS F. DEFEO, JR., ESQ.
                         SWIDLER & BERLIN, CHARTERED
                            3000 K STREET, N.W.
                         WASHINGTON, DC  20007-5116

                      CALCULATION OF REGISTRATION FEE
                                   Proposed Maximum    Proposed Maximum
Title of Securities  Amount to be  Offering Price Per  Aggregate Offering   Amount of
to be Registered     Registered        Share (1)         Price (1)        Registration Fee(2)
------------------------------------------------------------------------------------------
Common Stock,
 no par value      7,500,000 Shares   $16.375           $122,812,500      $37,216
------------------------------------------------------------------------------------------
(1) Pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock on November 22, 1996, as reported on the consolidated reporting system for the Nasdaq National Market.
(2) A filing fee of $39,489 was paid by the Registrant on November 22, 1996, based on the average high and low prices of the Common Stock on November
    14, 1996, in connection with the attempted filing hereof on that date.
 /TABLE

                                 PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 is incorporated by reference in the reoffer prospectus which follows (the "Reoffer Prospectus"). The Reoffer Prospectus, together with the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement (the "Registration Statement"), constitutes the Section 10(a) Prospectus.



                              REOFFER PROSPECTUS

     The material which follows, up to but not including the beginning of Part II of this Registration Statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan.

                                                            REOFFER PROSPECTUS


                                   7,500,000 SHARES
                                     COMMON STOCK
                                    (No Par Value)

                          TELCO COMMUNICATIONS GROUP, INC.

                                _________________

                 AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                                __________________

     This Reoffer Prospectus relates to the offering by Telco Communications Group, Inc. (the "Company") of up to 7,500,000 shares of the Company's common stock, no par value (the "Common Stock" or the "Shares"), purchasable pursuant to the Company's Amended and Restated 1994 Stock Option Plan (the "Plan"). As of September 30, 1996, 3,485,678 Shares were subject to outstanding options under the Plans, and 4,014,322 Shares remained available for grant of options.
                              ________________________

     This Reoffer Prospectus may be used by persons who are affiliates (as that term is defined under the Securities Act of 1933) of the Company, to effect resales of the Shares. See "Selling Shareholders." The Company will receive no part of the proceeds of any such sales.

                             _________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _________________________

      No person is authorized to give any information or to make any representation not contained in this Reoffer Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Reoffer Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof. The expenses of preparing and filing the Registration Statement of which this Reoffer Prospectus is a part are being borne by the Company.

                              _________________________

               The date of this Reoffer Prospectus is November 20, 1996

                          AVAILABLE INFORMATION


     The Company is a reporting company subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or may be electronically accessed at the Web site maintained by the Commission (http://www.sec.gov). The Company's common stock is traded on the NASDAQ National Market under the symbol "TCGX." Reports, proxy and information statements may be inspected at NASDAQ's offices, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish quarterly financial statements to shareholders and such other reports as may be authorized, from time to time, by the Company's Board of Directors (the "Company Board").


                          INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this Reoffer Prospectus, either in whole or in part. The Company will provide without charge to each person to whom a Reoffer Prospectus is delivered, upon written or oral request of such person, (i) a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) a copy of all documents and information required to be delivered to the Company's employees pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 4219 Lafayette Center Drive, Chantilly, Virginia 20151.

                              TABLE OF CONTENTS


Introduction...........................................................1
Selling Shareholders...................................................1
Method of Sale.........................................................1
Description of the Plan................................................2
Applicable Securities Law Restrictions.................................4
Certain United States Federal Income Tax Consequences..................5
Legal Matters..........................................................6
Experts................................................................6

                               INTRODUCTION

     The Company is a rapidly growing switch-based provider of domestic and international long distance telecommunication services primarily to residential customers in the United States. Substantially all of the Company's customers access its network by dialing a unique carrier identification code before dialing the number they are calling. The Company markets its long distance services under two brands, Dial & Save and the Long Distance Wholesale Club, and prices its services at a discount to the basic "1 plus" rates offered by the three major long distance carriers. The Company's strategy is to achieve continued growth by providing a broad array of competitively priced long distance services.

     The Company's executive offices are located at 4219 Lafayette Center Drive, Chantilly, Virginia 20151, and the telephone number is (703) 631-5600.

                            SELLING SHAREHOLDERS

     This Reoffer Prospectus relates to possible sales by directors, officers and key employees of the Company as indicated below of Shares they acquire, or have acquired, through exercise of options granted under the Plan. The names of officers and key employees who may be selling shareholders from time to time are listed below. The names of officers, key employees and affiliates who may offer Shares for resale in the future, along with the number of Shares which may be sold by each such person from time to time, will be updated in supplements to this Reoffer Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"). All Selling Shareholders are directors, executive officers or employees of the Company. The address of each Selling Shareholder is the same as the Company's address.

                                      Maximum Number of Shares Which
   Name of Selling Shareholder        May be Sold upon Exercise of Options
   ---------------------------        ------------------------------------
   Bryan Rachlin                                    725,730

   Natalie Marine-Street                            767,972

                             METHOD OF SALE

     Sales of Shares offered by this Reoffer Prospectus will be made on the NASDAQ National Market, where the Company's Common Stock is included for quotation, or in other markets where the Company's Common Stock is traded, or in negotiated transactions. Sales may involve payment of brokers' commissions by selling shareholders. There is no present plan of distribution. Until such time as the Registrant satisfies the requirements for use of Form S-3, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Registrant, may not exceed, during any three-month period, the amount specified in Securities Act Rule 144(e).


                            DESCRIPTION OF THE PLAN

     In April 1996, the Company Board adopted and the shareholders of the Company approved the Plan, which provides for the grant to officers, key employees and directors of the Company and its subsidiaries of options to purchase Shares. The options granted pursuant to the Plan include both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified for federal income tax purposes. The total number of Shares for which options may be granted pursuant to the Plan and the maximum number of Shares for which options may be granted to any person is 7,500,000 Shares, subject to certain adjustments reflecting changes in the Company's capitalization. The Plan is administered by the Compensation Committee of the Company Board. The Compensation Committee determines, among other things, which officers, employees and directors will receive options under the Plan, the time when options will be granted, the type of options (incentive stock options, non-qualified stock options, or both) to be granted, the number of Shares subject to each option, the time or times when the options will become exercisable, and, subject to certain conditions discussed below, the option price and duration of the options. Members of the Compensation Committee will not be eligible to receive discretionary options under the Plan, but are entitled to receive options as directors.

     The exercise price of incentive stock options will be determined by the Compensation Committee, but may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the Plan who owns stock representing more than 10% of the voting power of all classes of the outstanding capital stock of the Company or of its subsidiaries, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such Shares on the date of grant and the term of such option may not exceed five years from the date of grant.

     The exercise price of non-qualified stock options will be determined by the Compensation Committee on the date of grant. In the case of non-qualified stock options granted on or before the earliest of (i) the expiration of the Plan; (ii) the material modification of the Plan; (iii) the issuance of all stock allocated under the Plan; or (iv) the first meeting of shareholders at which directors are elected occurring after the close of the third calendar year following 1996 (the "Reliance Period"), the exercise price of such options may not be less than fifty percent (50%) of the fair market value of the Common Stock on the date of grant. In either case, the term of such options may not exceed ten years from the date of grant.

     Payment of the option price may be made in cash or, with the approval of the Compensation Committee, in Shares having an aggregate fair market value equal to the option exercise price. Options granted pursuant to the Plan are not transferable, except by will or the laws of descent and distribution. During an optionee's lifetime, the option is exercisable only by the optionee.




     The Compensation Committee has the right at any time and from time to time to amend or modify the Plan, without the consent of the Company's shareholders or optionees; provided, that no such action may adversely affect options previously granted without the optionee's consent, and provided further that no such action, without the approval of a majority of the shareholders of the Company, may increase the total number of Shares which may be purchased pursuant to options under the Plan, increase the total number of Shares which may be purchased pursuant to options under the Plan by any person, expand the class of persons eligible to receive grants of options under the Plan, decrease the minimum option price, extend the maximum term of options granted under the Plan, extend the term of the Plan or change the performance criteria on which the granting of options is based. The expiration date of the Plan, after which no option may be granted thereunder, is June 12, 2006.

     As of September 30, 1996, options to purchase an aggregate of 3,485,678 Shares had been granted to 53 individuals under the Plan, which are exercisable at prices ranging from $.67 to $17.25 per Share, excluding 649,198 Shares issued upon exercise of options by Mr. Rachlin on June 21, 1996 at a weighted average exercise price of $0.44 per Share, 169,575 Shares issued upon exercise of options by Ms. Marine-Street at an exercise price of $1.76 per Share concurrently with the Company's initial public offering on August 9, 1996 (the "Initial Public Offering"), which Shares were not sold in the Initial Public Offering, and 59,378 Shares issued to certain officers and key employees pursuant to options that were exercised concurrently with the Initial Public Offering at a weighted average exercise price of $2.12 per Share, and a total of 4,014,322 Shares were available for future grants. Such options were granted between July 3, 1994 and September 23, 1996 and expire ten years from the date of grant. The Company determined the fair value of its Common Stock at the date of grant for the purpose of determining the exercise price of the options granted pursuant to the Plan. As a result, the Company has not recognized compensation expense with respect to any option grants because option exercise prices reflect the fair value at the respective option grant dates. Shares subject to options granted under the Plan that have lapsed or terminated may again be subject to options granted under the Plan.

     Prior to June 21, 1996, Mr. Rachlin held options to purchase 725,730 Shares, which were granted to him on July 3, 1994 and on October 1, 1995. The latter options represented options to purchase shares in a predecessor company which were converted into options to purchase Shares on April 1, 1996. On June 21, 1996, Mr. Rachlin exercised options to purchase 649,198 Shares at a weighted average exercise price of $0.44 per Share.

     Concurrently with the Initial Public Offering on August 9, 1996, certain executive officers and key employees exercised options to purchase an aggregate of 59,378 Shares and sold such Shares in the Initial Public Offering. The number of Shares purchased upon the exercise of options, the exercise price of the options and the date the options were granted are as follows: Mark J. Stodter exercised options to purchase 7,817 Shares at an


exercise price of $1.85 per Share, which were granted to him on December 30, 1994; James Sznajder exercised options to purchase 1,876 Shares at an exercise price of $2.51 per Share, which were granted to him on April 1, 1996; Dennis Jarman exercised options to purchase 4,166 Shares at an exercise price of $0.67 per Share, which were granted to him on April 1, 1996; Ms. Marine-Street exercised options to purchase 198,903 Shares (of which 29,328 were sold in the Initial Public Offering) at an exercise price of $1.76 per Share, which were granted to her on November 30, 1994; and Janet D. Anastasi exercised options to purchase 16,191 Shares at $3.23 per Share, which were granted to her on September 1, 1995. The proceeds received by the Company from the exercise of the options were used for working capital and general corporate purposes.

     Each of Mr. Rachlin and Ms. Marine-Street received temporary loans from the Company to enable such individuals to exercise their respective options concurrently with the Initial Public Offering. Ms. Marine-Street received two loans from the Company, a loan in the principal amount of approximately $51,167 to enable her to exercise options to acquire 29,328 Shares concurrently with the Initial Public Offering and to sell such Shares in the Initial Public Offering, and a second loan in the principal amount of approximately $298,450 in connection with the concurrent exercise of options to acquire 169,575 Shares which were not sold in the Initial Public Offering. In addition, Ms. Marine-Street has the right to borrow an additional amount to satisfy federal and state tax obligations incurred in connection with the exercise of such options to acquire 169,575 Shares. Mr. Rachlin has also received a loan from the Company in the principal amount of approximately $283,900, representing the aggregate exercise price of options for 649,198 Shares exercised by Mr. Rachlin on June 21, 1996.

     The Company has granted, as of September 30, 1996, options pursuant to the Plan to purchase up to an aggregate of 628,500 Shares to certain non-executive employees of the Company's Commercial Sales Division. In addition, the Company has granted to two other non-executive employees of the Company options pursuant to the Plan to purchase up to an aggregate of 110,000 Shares. These 738,500 options are exercisable at prices ranging from $14.00 to $17.25 per Share and will vest in one-third increments on the first, second and third anniversaries of the date of grant.

     Additional information regarding the Plan and its administration may be obtained by contacting the Company at the above telephone number and address.


                APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" or to have acquired "restricted securities" (as such terms are defined under the Securities Act), the resale of the Shares purchased upon exercise of options covered hereby may be subject to certain restrictions and requirements including compliance with
the provisions of Rule 144 promulgated under the Securities Act.   The
Company's legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to his or her exercise of an option.


In addition to the requirements imposed by the Securities Act, the antifraud provisions of the Exchange Act, and the rules thereunder (including Rule 10b-5), are applicable to any sale of Shares acquired pursuant to options.

     Persons who are officers or directors of the Company or who own at least ten percent of the Company's stock must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Exchange Act, and the rules thereunder, upon the receipt or the exercise or disposition of any options.


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised that the United States federal income tax consequences of the Plan to the Company and the optionees, and possible exercise of options granted under the Plans, will depend upon future circumstances and possible changes in the tax laws. THE FOLLOWING SUMMARY ADDRESSES CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. THIS DISCUSSION DOES NOT PURPORT TO ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE APPLICABLE TO ANY PARTICULAR OPTIONEE OR TO THE COMPANY. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS FOREIGN, STATE OR LOCAL TAXES, NOR DOES IT ADDRESS FEDERAL TAXES OTHER THAN FEDERAL INCOME TAX. THIS DISCUSSION IS BASED UPON APPLICABLE STATUTES, REGULATIONS, CASE LAW, ADMINISTRATIVE INTERPRETATIONS AND JUDICIAL DECISIONS IN EFFECT AS OF THE DATE OF THIS REOFFER PROSPECTUS.

     No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by an employee. In addition, an employer generally will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes of the stock prior to the required holding period. The employee will be taxed at capital gain rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and has held the stock itself at least one year after the stock was transferred to him. If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale. For this purpose, the gain is equal to the lesser of (i) the fair market value of the stock on the date of exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock. The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

     Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of Section 421(a) of the Code is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at

exercise) of the incentive stock option will be considered as part of the taxpayer's alternative minimum taxable income.

                            LEGAL MATTERS

     The validity of the Shares offered hereby will be passed on for the Company by Swidler & Berlin, Chartered, Suite 300, 3000 K Street, N.W., Washington, D.C. 20007-5119.

                                  EXPERTS

     The consolidated financial statements of the Company as of and for the years ended December 31, 1994 and 1995, incorporated in this Reoffer Prospectus by reference from the Company's Registration Statement on Form S-1, Commission File No. 333-05857, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of the Company as of December 31, 1993 and for the period from the Company's inception to December 31, 1993, incorporated in this Reoffer Prospectus by reference from the Company's Registration Statement on Form S-1, Commission File No. 333-05857, have been audited by Chase and Associates CPAs, P.C., independent public accountants, as indicated in their report thereon, and have been so incorporated in reliance upon the authority of such firm as experts in giving said report.



                                PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

     (a) Registrant's Prospectus filed on August 9, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, contained in the Registrant's Registration Statement on Form S-1, Commission File No. 333-05857;

     (b) Description of Registrant's Common Stock contained in Registrant's Form 8-A registration statement filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated July 10, 1996;

     (c) Registrant's quarterly report on Form 10-Q filed on September 20, 1996; and

     (d)     All other reports and subsequent reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act.

     All reports and definitive proxy or information statements filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee, or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

     The Company's Restated Articles of Incorporation provide for mandatory indemnification of its directors and officers against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or a knowing violation of the criminal law.

     The Company has directors' and officers' insurance with National Union Fire Insurance Company of Pittsburgh which provides for indemnification, subject to certain conditions, of certain directors and officers of the Company.

     The Company has entered into indemnification agreements (collectively, the "Indemnification Agreements") with certain executive officers of the Company. Pursuant to the terms of the Indemnification Agreements, the executive officers of the Company will be indemnified by the Company to the full extent permitted by law in the event such officer is made or threatened to be made a party to a claim arising out of such person acting in his capacity as an officer of the Company. The Company has further agreed that, upon a change of control, as defined in the Indemnification Agreements, the rights of such officers to indemnification payments and expense advances will be determined in accordance with certain provisions of the Virginia Stock Corporation Act and has also agreed that, upon a potential change of control, as defined in the Indemnification Agreements, it will create a trust in an amount sufficient to satisfy all indemnity expenses reasonably anticipated at the time a written request to create such a trust is submitted by an officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     The restricted securities to be resold pursuant to this Reoffer Prospectus were exempt from registration pursuant to Section 4(2) of the Securities Act because they were granted by the issuer pursuant to the Plan and not in connection with any public offering.

ITEM 8.  EXHIBITS

     The following documents are filed as exhibits to this Registration Statement. Certain documents previously filed with the Commission are incorporated in this Registration Statement by reference.

Exhibit
Number       Description of Exhibit
-------      ----------------------
*4.1     -   Telco Communications Group, Inc.
             Amended and Restated Stock Option Plan
 5.1     -   Opinion of Swidler & Berlin, Chartered
23.1     -   Consent of Deloitte & Touche LLP
23.2     -   Consent of Swidler & Berlin, Chartered
             (included in its opinion filed as Exhibit 5.1)
24.1     -   Power of Attorney (included on signature page)
___________________
*Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-05857).

ITEM 9.  UNDERTAKINGS

     (a) The Company hereby undertakes (1) to include any additional or changed material information on the plan of distribution; (2) for determining liability under the Securities Act, that each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     (b) The Company hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c)     Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the
matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia on the 19th day of November, 1996.


                                 TELCO COMMUNICATIONS GROUP, INC.



                                 By: /s/ Donald A. Burns
                                     ------------------------------
                                      Donald A. Burns
                                      President and Chief Executive Officer

                            POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald
A. Burns and Bryan K. Rachlin, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 19, 1996.

Signature                                             Title
---------                                             -----

/s/ Henry J. Luken, III                  Chairman of the Board and Director
-----------------------
Henry G. Luken, III


/s/ Donald A. Burns                      Vice Chairman of the Board, President
------------------------                 Chief Executive Officer and Director
Donald A. Burns                          (Principal Executive Officer)


/s/ Thomas J. Cirrito                    President of Consumer Division and
--------------------------               Director
Thomas J. Cirrito


/s/ Robert W. Ross                       Director
--------------------------
Robert W. Ross

/s/ Nicholas A. Merrick                  Chief Financial Officer and Treasurer
--------------------------              (Principal Financial Officer)
Nicholas A. Merrick

/s/ Janet D. Anastasi                   Vice President and Corporate
--------------------------              Controller
Janet D. Anastasi                       (Principal Accounting Officer)

                               EXHIBIT INDEX

Exhibit                                                  Sequentially Numbered
Number                 Description of Exhibit                   Page
-------                ----------------------            ---------------------
*4.1       -           Telco Communications Group, Inc.
                        Amended and Restated
                        Stock Option Plan
 5.1       -           Opinion of Swidler & Berlin, Chartered
23.1       -           Consent of  Deloitte & Touche LLP
23.2       -           Consent of Swidler & Berlin, Chartered
                       (included in its opinion filed as Exhibit 5.1)
23.3       -           Consent of Chase and Associates CPAs, P.C.
24.1       -           Power of Attorney (included on signature page)

*Previously filed in connection with the filing of the Registrant's
 Registration Statement on Form S-1, Commission File No. 333-05857.